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                                                                     EXHIBIT 5
                                                                     ---------
Richard W. Odgers
Executive Vice President,
General Counsel and Secretary
Pacific Telesis Group
130 Kearny Street
Suite 3700
San Francisco, California 94108
(415) 394-3355


February 2, 1996


Pacific Telesis Group
130 Kearny Street
San Francisco, California 94108

Gentlemen and Ladies:

With reference to the registration statement which Pacific Telesis Group, a Nevada corporation (the "Corporation"), proposes to file with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, registering 10,400,000 shares of its common stock, $.10 par value (the "Shares") to be issued and sold pursuant to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees (the "Plan"), I am of the opinion that:

     1. The Plan has been duly adopted by the Corporation, and participations acquired under the Plan as provided therein will be legally existing participations therein in accordance with the terms thereof.

     2. All proper corporate proceedings have been taken so that the Shares have been duly authorized and, upon issuance and payment therefore in accordance with the Plan and the resolutions of the Board of Directors of the Corporation relating to the adoption of the Plan and the offering and sale of the Shares thereunder, will be legally issued, fully paid and nonassessable.

     3. The provisions of the Plan are in compliance with the requirements of the Employee Retirement Income Security Act of 1974 pertaining to such provisions.

I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above. This opinion is limited to the law of the State of California, Nevada corporate law and the federal law of the United States of America.

 Very truly yours,


 /s/ Richard W. Odgers
 Richard W. Odgers
 Executive Vice President,
 General Counsel and Secretary